Exhibit 99.1

MIDWEST HOTEL PORTFOLIO

Which is the following entities combined:
Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC,
Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC

Combined Financial Statements
As of December 31, 2025 and
For the Year Ended December 31, 2025

Contents

Report of Independent Auditors	3
Combined Financial Statements
Combined Balance Sheet	4
Combined Statement of Operations	5
Combined Statement of Members' Equity	6
Combined Statement of Cash Flows	7
Notes to Combined Financial Statements	8

Report of Independent Auditors

To the Management of Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC, Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC

Opinion

We have audited the accompanying combined financial statements of Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC, Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC (the "Company"), which comprise the combined balance sheet as of December 31, 2025, and the related combined statements of operations, of members' equity and of cash flows for the year then ended, including the related notes (collectively referred to as the "combined financial statements").

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

May 6, 2026

MIDWEST HOTEL PORTFOLIO

Combined Balance Sheet

(In thousands)

December 31, 2025
Assets:
Investment in hotel properties, net	$49,256
Cash and cash equivalents	16,268
Hotel receivables	532
Prepaid expenses and other assets	827
Goodwill	2,500
Deferred costs, net	273
Total assets	$69,656

Liabilities and Members' Equity:
Mortgage debt, net	$42,576
Accounts payable and accrued expenses	1,500
Total liabilities	44,076

Members' Equity	25,580
Total liabilities and members' equity	$69,656

The accompanying notes are an integral part of these combined financial statements.

MIDWEST HOTEL PORTFOLIO

Combined Statement of Operations

(In thousands)

For the year ended
December 31, 2025
Revenue:
Room	$24,842
Other	440
Total revenue	25,282

Expenses:
Hotel operating expenses:
Room	5,122
Food and beverage	375
Telephone	53
Other hotel operating	143
General and administrative	2,576
Franchise and marketing fees	2,920
Advertising and promotions	162
Utilities	1,002
Repairs and maintenance	852
Management fees	1,517
Total hotel operating expenses	14,722

Depreciation and amortization	2,459
Property taxes and insurance	1,060
Total operating expenses	18,241

Operating income	7,041
Interest and other income	508
Interest expense, including amortization of deferred financing fees	(1,690)
Income before income tax expense	5,859
Income tax expense	(25)
Net income	$5,834

The accompanying notes are an integral part of these combined financial statements.

MIDWEST HOTEL PORTFOLIO

Combined Statement of Members' Equity

(In thousands)

Balance, December 31, 2024	$21,649
Contributions from members	245
Distributions to members	(2,148)
Net income	5,834
Balance, December 31, 2025	$25,580

The accompanying notes are an integral part of these combined financial statements.

MIDWEST HOTEL PORTFOLIO

Combined Statement of Cash Flows

(In thousands)

For the year ended
December 31,
2025
Cash flows from operating activities:
Net income	$5,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of investment in hotel properties	2,424
Amortization of deferred franchise fees	35
Amortization of deferred financing fees included in interest expense	9
Changes in assets and liabilities:
Hotel receivables	(198)
Prepaid expenses and other assets	(43)
Accounts payable and accrued expenses	(759)
Net cash provided by operating activities	7,302
Cash flows from investing activities:
Improvements and additions to hotel properties	(192)
Net cash used in investing activities	(192)
Cash flows from financing activities:
Borrowings on mortgage debt	565
Payments on mortgage debt	(1,863)
Contributions	245
Distributions	(2,148)
Net cash used in financing activities	(3,201)
Net change in cash and cash equivalents	3,909
Cash and cash equivalents, beginning of period	12,359
Cash and cash equivalents, end of period	$16,268

Supplemental disclosure of cash flow information:
Cash paid for interest	1,684
Cash paid for taxes	54

The accompanying notes are an integral part of these combined financial statements.

MIDWEST HOTEL PORTFOLIO

Notes to the Combined Financial Statements

(In thousands)

1.	Organization

These combined financial statements of the Midwest Hotel Portfolio ("the Company"), which is not a legal entity, but rather includes all of the combined accounts and operations of Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC, Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC. These entities have been combined and presented together as they have common management and a high degree of common ownership. On December 31, 2025, the Company consisted of the combined operations of six hotel properties with an aggregate of 589 rooms. The hotel properties operate under the following brands: Hampton Inn & Suites (two hotel properties), Home2 Suites by Hilton (two hotel properties), and Homewood Suites by Hilton (two hotel properties).

2.	Summary of Significant Accounting Policies

Basis of presentation

These combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the purpose of complying with Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended. All intercompany balances and transactions have been eliminated in combination.

Use of estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance on fair value measurements and disclosures defines fair value for GAAP and establishes a framework for measuring fair value as well as a fair value hierarchy based on the quality and nature of inputs used to measure fair value. The term “fair value” in these combined financial statements is defined in accordance with GAAP. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 Inputs reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2 Inputs represent other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and

Level 3 Inputs are those that are unobservable.

The carrying value of the Company's cash and cash equivalents, hotel receivables, accounts payable and accrued expenses approximate fair value because of the relatively short maturities of these instruments. The Company is not required to carry any other assets or liabilities at fair value on a recurring basis.

Investment in hotel property, net

The Company allocates the purchase prices of hotel properties acquired through an asset acquisition based on the fair value of the acquired real estate, furniture, fixtures and equipment, identifiable intangible assets and assumed liabilities. In making estimates of fair value for purposes of allocating the purchase price, the Company utilizes a number of sources of information that are obtained in connection with the acquisition of a hotel property, including valuations performed by independent third parties and information obtained about each hotel property resulting from pre acquisition due diligence. Hotel property acquisition costs are capitalized and amortized over the appropriate useful life.

The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally 39 years for buildings, 15 years for land improvements, 5 to 15 years for building improvements and three to five years for furniture, fixtures and equipment. Renovations and replacements at the hotel properties that improve or extend the life of the assets are capitalized and depreciated over their useful lives, while repairs and maintenance are expensed as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the Company’s accounts, and any resulting gain or loss is recognized in the combined statement of operations.

The Company periodically reviews its hotel properties for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the properties due to declining national or local economic conditions or new hotel construction in markets where the hotel properties are located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows, without interest charges, from operations and the net proceeds from the ultimate disposition of a hotel property exceeds its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount, an adjustment to reduce the carrying amount to the related hotel property's estimated fair market value is recorded and an impairment loss is recognized. There were no impairments recorded during the year ended December 31, 2025.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, demand deposits with financial institutions and short term liquid investments with an original maturity of three months or less. Cash balances in individual banks may exceed federally insurable limits.

Hotel Receivables

Hotel receivables consist of amounts owed by guests staying in the Company's hotels and amounts due from business customers or groups. An allowance for doubtful accounts is provided and maintained at a level believed to be adequate to absorb estimated probable losses. As of December 31, 2025, the allowance for doubtful accounts was zero.

Prepaid Expenses and Other Assets

The Company's prepaid expenses and other assets consist primarily of prepaid insurance, which are expensed over the term of the insurance coverage on a straight-line basis, deposits, and hotel supplies inventory.

Goodwill

The Company's goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in previous business combinations. In accordance with GAAP, goodwill is not amortized but is evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value is less than its carrying amount. Goodwill is assigned to certain of the Company’s hotel properties and the Company has the option to first perform a qualitative assessment to determine whether it is necessary to perform a quantitative impairment test. If a quantitative test is performed, the Company compares the fair value of each reporting unit to its carrying amount, including goodwill. Fair value reflects the price a market participant would be willing to pay in a potential sale of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to the reporting unit. Impairment losses are recognized in earnings and are not reversed in subsequent periods. No impairment indicators were identified as of December 31, 2025.

Deferred Costs, net

Deferred financing costs are being amortized using the effective-interest method over the term of the related loan and are included in interest expense on the statement of operations. For the year ended December 31, 2025, amortization of deferred financing costs was $9.

The Company enters into franchise agreements that require the payment of initial franchise fees which are capitalized as deferred costs, net as the fees provide a future economic benefit and are not related to ongoing services. Capitalized franchise fees are amortized on a straight-line basis over the estimated useful lives of the related franchise agreements, which is 15 years. Amortization expense related to capitalized franchise fees is included in depreciation and amortization in the combined statement of operations.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue from contracts with customers consists primarily of revenue generated from the Company’s hotel operations, including room revenue and other revenues such as food and beverage, pet fees, convenience store and sundries.

Room revenue is recognized over a customer’s hotel stay. The Company’s performance obligation is to provide accommodation and other goods and services to guests. This obligation represents a series of distinct goods or services provided over a period of time which is a single performance obligation as the distinct goods or services are substantially the same and have the same pattern of transfer to the customer. Current accounting standards require that companies disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. The Company has included its revenues disaggregated in its combined statement of operations to satisfy this requirement.

Income Taxes

The Company, which is not a legal entity as described in Note 1, is the combined operations of multiple limited liability companies (“LLC”) that are taxed as partnerships for U.S. income tax purposes. Therefore, the Company is solely a pass-through entity and does not have any federal or state income tax liabilities. Accordingly, the Company does not record a provision for income taxes because the members report their share of the Company’s income or loss on their income tax returns. The only amount related to income taxes are for a personal property replacement tax in the state of Illinois that is based on the net income of Effingham Hospitality Partners LLC and Effingham Hospitality Partners II LLC.

3.	Investment in hotel properties, net

Investment in hotel properties, net for the Company as of December 31, 2025 consisted of the following (in thousands):

December 31, 2025
Land and improvements	$4,430
Building and improvements	55,164
Furniture, fixtures, and equipment	11,883
Less accumulated depreciation	(22,221)
Investment in hotel properties, net	$49,256

Depreciation expense for the year ended December 31, 2025 was $2,424.

4.	Debt

The Company's mortgage loans are collateralized by first-mortgage liens on the hotel properties. The mortgages are non-recourse except for instances of fraud or misapplication of funds. The debt agreements for Home2 Suites Effingham and Homewood Suites Paducah requires Effingham Hospitality Partners II LLC and Paducah Hospitality Partners II LLC, respectively, to maintain a minimum debt service coverage ratio of 1.20x. The Company was in compliance with all financial covenants as of December 31, 2025. Debt consisted of the following (in thousands):

			December 31, 2025	Balance
	Interest	Maturity	Property	Outstanding as of
Loan/Collateral	Rate	Date	Carrying Value	December 31, 2025
Hampton Inn & Suites Paducah	3.125%	10/13/2026	$5,245	$4,740
Homewood Suites Paducah	3.150%	2/28/2027	9,165	7,720
Homewood Suites Joplin	3.250%	7/6/2033	5,435	3,689
Home2 Suites Joplin	3.250%	8/28/2041	7,958	7,336
Hampton Inn & Suites Effingham	3.250%	12/31/2045	9,334	8,513
Home2 Suites Effingham (1)	5.750%	8/28/2026	12,119	10,653
Total mortgage debt before unamortized debt issue costs				$42,651
Unamortized mortgage debt issue costs				(75)
Total mortgage debt outstanding				$42,576

(1) During the year ended December 31, 2025, the Home2 Suites Effingham loan balance increased $565 due to final draws made on its existing mortgage debt.

The interest rates as stated in the table above for Hampton Inn & Suites Paducah, Homewood Suites Paducah and Home2 Suites Effingham are all fixed interest rates. The interest rates for Home2 Suites Joplin and Hampton Inn & Suites Effingham are fixed for the first 60 months at the rates noted above and floating thereafter until maturity at the weekly average yield on U.S. treasury securities plus 2.5%. The interest rate for Homewood Suites Joplin is fixed for the first 60 months at the rate noted above and floating thereafter until maturity at the prime rate as published in the Central Edition of the Wall Street Journal plus 0.375%.

Future scheduled principal payments of debt obligations as of December 31, 2025, for each of the next five calendar years and thereafter are as follows (in thousands):

Amount
2026	$16,866
2027	8,484
2028	1,173
2029	1,215
2030	1,257
Thereafter	13,656
Total debt before unamortized debt issue costs	$42,651
Unamortized mortgage debt issue costs	(75)
Total debt outstanding	$42,576

5.	Members' Equity

Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC, Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC are limited liability companies. Members are not personally liable for the debts, obligations, or liabilities of the Company solely by reason of being members, except to the extent of any required capital contributions, contractual obligations, or other obligations expressly assumed by the member in accordance with the operating agreements. The Company has a single class of membership interests. Ownership interests are expressed as “Percentage of Interest,” which represents each member’s proportionate share of the Company based on capital contributions. Members share in profits, losses, and distributions in accordance with their respective Percentage of Interest, unless otherwise provided in the operating agreements. Distributions are generally made to members on a pro rata basis in accordance with their respective Percentage of Interest, subject to applicable law and the provisions of the operating agreements. The Company may make tax distributions and other interim distributions as determined by the board of managers.

6.	Commitments and Contingencies

Litigation

The Company is subject to certain claims arising in the normal course of business. In the opinion of management, the results of these claims will not have a material impact on the Company's financial condition or results of operations.

Management Agreements

As of December 31, 2025, all six hotel properties are managed by McHugh Hospitality Group, Inc. ("McHugh"). The management agreements with McHugh have an initial term of three years and may be extended subject to approval by both McHugh and the Company. Each of the McHugh management agreements provides for a base management fee of 6% for the managed hotel’s gross revenues. Each of the management agreements with McHugh also provides for accounting fees up to $1,000 (actual) per month per hotel. Each of the McHugh management agreements may be terminated without cause by giving not less than a 60-days prior written notice and upon the assignment of the of the Company's interests in the related hotel or upon sale or transfer of such hotel. Each of the McHugh management agreements may be terminated for cause, including the failure of the managed hotel to meet specified performance levels.

Franchise Agreements

The Company has entered into franchise agreements with Hilton Franchise Holding LLC ("Hilton"), an affiliate of Hilton Worldwide Holdings, Inc. These franchise agreements expire fifteen years after the effective date listed on the agreement. Each of the Hilton franchise agreements provide for franchise fees ranging from 3% to 6% of the respective hotel’s gross room revenue plus marketing fees ranging from 3% to 6% of the respective hotel’s gross room revenue. Each Hilton franchise agreement stipulates that periodic upgrades can be requested by Hilton and with the Company being responsible for the upgrade costs. Each of the Hilton franchise agreements are terminable by Hilton in the event that the applicable franchisee fails to cure an event of default or, in certain circumstances such as the franchisee’s bankruptcy or insolvency, are terminable by Hilton at will. If the franchise agreements are terminated, the Company would be responsible for paying a termination fee to Hilton. The Hilton franchise agreements provide that certain proposed transfers require notice to and/or consent from Hilton prior to the transfer.

7.	Related Party Transactions

As of December 31, 2025, all six hotels are managed by McHugh and have a high degree of common ownership with McHugh. Management fees incurred by the Company for the six hotels managed by McHugh for the year ended December 31, 2025 were $1,517 and are included in management fees in the combined statement of operations. The Company had an outstanding payable to McHugh in the amount of $113 in connection with the management fees within accounts payable and accrued expenses on the combined balance sheet for the year ended December 31, 2025.

8.	Subsequent Events

On March 3, 2026, Chatham Lodging Trust completed its acquisition of the Company for a purchase price of $92.0 million (actual), or approximately $156,000 (actual) per room. All outstanding mortgage debt and accrued interest was paid off at closing.

The Company has evaluated subsequent events from the balance sheet date through May 6, 2026, the date the combined financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure.